Exhibit 10.25

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

First Amended and Restated Distribution Agreement

This FIRST AMENDED AND RESTATED DISTRIBUTION AGREEMENT (“this Agreement”) is entered into between THORNE RESEARCH, INC. (“Supplier”) and EMERSON ECOLOGICS, LLC (“Distributor”).

WHEREAS, Supplier and Distributor are parties to that certain Distribution Agreement, dated October 20, 2017, as amended by Amendment Number 1 to Distribution Agreement, dated November 28, 2018, and Hemp Products Addendum, dated May 21, 2019 (the “Original Agreement”); and

WHEREAS, Supplier and Distributor now wish to amend and restate the Original Agreement in its entirety;

NOW, THEREFORE, for and in consideration of the foregoing recitals, and the covenants and agreements set forth herein, and for other good and valuable consideration, the adequacy and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Agreement

Date: August 31, 2020

Term: January 01, 2018        To: December 31, 2024

1.	Supplier Information

Supplier Legal
Name:	Thorne Research, Inc.
Address:	620 Omni Industrial Blvd.

City:	Summerville
State:	South Carolina	Zip Code: 29486
Country:	USA
Contact Name:	Kim Pearson	Contact Title: General Counsel
Email:	kpearson@thorne.com
Phone:	843-494-5247	Fax: 800-747-1950

2.	Distributor Relationship Summary

A.

Subject to Section 7 below, Supplier hereby appoints Distributor as its exclusive distribution and patient dispensary partner for the Products (as defined below) in the United States of America (the “Territory”). Distributor will use commercially reasonable efforts to sell the Products in the Territory and Supplier will sell the Products to Distributor in accordance with the terms and conditions set forth in this Agreement.

Confidential and Proprietary Information	Page 1 of 29

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

First Amended and Restated Distribution Agreement

B.

For purposes of this Agreement, the term “Products” means all products sold or marketed by Supplier that are wholly-owned by Supplier and any other products as mutually agreed on by the Parties; provided, however, that any products sold or marketed by Supplier that are excluded from the definition of Products will not be solely branded Thorne or will not otherwise be competitive with the Products. Notwithstanding the foregoing, Products will not include (i) any private-labeled or contract-manufactured products for third parties that Supplier has no rights to market or sell; (ii) diagnostic test equipment and strips; (iii) consumer beverages; (iv) Effusio-branded print products; and (v) devices.

C.

Supplier agrees to appoint, train, and dedicate one customer service representative and two alternate customer service representatives to render the necessary assistance to Distributor with respect to customer service matters involving the Products. Distributor agrees to dedicate a member of its marketing team to support the sale of the Products by Distributor pursuant to this Agreement. Supplier will make clinical research, technical support, marketing collateral, and other technical and commercial resources available to Distributor to facilitate the promotion and sale of the Products.

3.	Pricing/Payment/Returns

A.

Supplier will sell the Products to Distributor at a price equal to Supplier’s most current wholesale list pricing for the Products in effect from time to time during the term of this Agreement, less a discount equal to [***] (the “Distributor Discount Percentage”) of such wholesale list price (the “Distributor Discount”). Except as expressly agreed, such pricing is inclusive of all transportation, shipping, and related fees, including, but not limited to, fees, charges, and surcharges for refrigeration.

B.

No later than July 1, 2021, Distributor will pay to Supplier a non-refundable cash payment in the amount of [***] in consideration of the exclusivity rights and the other terms and conditions set forth in this Agreement.

C.

Distributor and Supplier will work together to jointly and actively promote a list of key Products (the “Key Products”), that may change from time to time, and Distributor will purchase a mutually agreed minimum volume of such Key Products from Supplier. Supplier will provide Distributor with advance notice of all new Product launches and line extensions, and the Parties will collaborate to determine reasonable initial stocking orders.

D.

In the event that either Distributor or its customers reasonably determine(s) in good faith that Supplier’s Products are defective or non-conforming when received, then, upon request by Distributor, (i) within thirty (30) days after receipt of such Products by Distributor in the case of determinations made by Distributor, or (ii) within ninety (90) days after receipt of such Products by Distributor’s customers in the case of determinations made by Distributor’s customers, Supplier will promptly provide Distributor with a

Confidential and Proprietary Information	Page 2 of 29

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

First Amended and Restated Distribution Agreement

“Return Material Authorization” with respect to such Products. In such a case, Supplier will accept the return of any defective or non-conforming goods without restocking, handling, and any other fees, and Supplier will reimburse Distributor for the full acquisition cost for such Products and Distributor’s reasonable costs associated with the return of such Products.

E.

Supplier will be entitled to discontinue Products, provided that such Products are discontinued for all of Supplier’s customers. In the event Products become “discontinued,” Supplier will accept the return by Distributor of all remaining inventory of such Products in its possession, following the formal discontinuation date, that is, the date following which Supplier no longer sells the discontinued product, without restocking, handling, and any other fees, and Supplier will reimburse Distributor for the Distributor’s full acquisition cost for such Products and Distributor’s reasonable costs associated with the return of such Products.

F.

Supplier will provide notice of not less than thirty (30) days prior to any change in the wholesale and patient/retail list prices of the Products. Supplier will provide Distributor with the new Distributor price (based on applying the Distributor Discount Percentage to the new wholesale price), wholesale list price, and patient/retail list price (electronic or written) for each Product stock keeping unit (SKU) at least 30 days prior to effective date. Regarding any price increase contemplated by this Section 3.F., that takes effect after a purchase order is received, but prior to the date the Product relating to such purchase order is shipped, the price for such Product will be the price in effect as of the date the purchase order was received by Supplier. Notwithstanding anything to the contrary in this Agreement, the Distributor Discount Percentage will not be changed.

G.	Distributor’s payment terms will be net 30 days. Distributor will make payment, at its option, via wire transfer, check, electronic payment or ACH.

4.	Shipping/Order Processing

A.	Terms: FOB destination, freight, handling and all other fees prepaid by Supplier. No additional fees or charges to Distributor apply.

B.

Distributor will place weekly orders for delivery of Supplier’s Products to each Distributor distribution center. Distributor may adjust order frequency based on inventory levels and demand patterns; provided, however, that Supplier is notified by Distributor in advance of any such adjustment. Supplier will ship orders within two (2) business days of receipt of a purchase order from Distributor (or will follow a predetermined weekly shipment schedule as mutually agreed by the parties). Supplier will maintain a minimum Monthly Fill Rate (as hereinafter defined) of ninety-five percent (95%). “Monthly Fill Rate” means, with respect to purchase orders dated during a calendar month, the aggregate lines completely filled and received by Distributor within seven (7) calendar days (or other predetermined lead time as mutually agreed by the Parties) of Distributor sending Supplier the applicable purchase order, divided by the aggregate lines ordered on purchase orders dated in the

Confidential and Proprietary Information	Page 3 of 29

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

First Amended and Restated Distribution Agreement

calendar month. The foregoing calculations will exclude Products for which Supplier is out of stock as a result of events or conditions beyond Supplier’s reasonable control, including without limitation, significant raw material shortages, delays in governmental approvals, and natural disasters; provided however, that Supplier will provide Distributor with notice of any such event or condition reasonably promptly upon Supplier becoming aware of such event or condition. The foregoing minimum Monthly Fill Rate requirement will not apply to orders for Products that exceed the average of the previous orders for such Products by Distributor under this Agreement by more than fifty percent (50%).

C.

Supplier will maintain backorders in its system and ship backorders as soon as the backordered Products become available. Supplier will pay all shipping, handling, and other fees associated with backordered Products.

D.

Distributor will provide ongoing forecasts to ensure sufficient and timely availability of the Products. Any forecast provided by Distributor will represent an estimate of Distributor’s purchases of the Products, but in no event will Distributor be obligated at any time during the term of this Agreement to purchase the forecasted amount of Products.

E.

Products shipped by Supplier to Distributor will have a minimum of eighteen (18) months of remaining shelf life after the date of receipt of Products by Distributor and will comply with all laws and regulations, including, but not limited to, those applicable to packaging and labeling. If the natural shelf life for a Product does not meet the foregoing minimum shelf life requirement (e.g., a probiotic), then Supplier will notify Distributor prior to shipment and Distributor may determine whether or not to purchase the Product. To the extent the foregoing requirements are not met, then upon request by Distributor, Supplier will issue a “call tag” and “return order number” for return shipment without assessing the Distributor restocking, handling, or other fees. In these instances, Supplier will reimburse Distributor for the acquisition cost to Distributor of such Products and Distributor’s reasonable costs associated with the return of such Products. Specific Product exceptions will be granted for those Products listed on Attachment A, attached hereto and made a part of this Agreement, that are perishable or have shelf lives of less than 18 months. The minimum shelf life at receipt for these exceptions is indicated in Attachment A.

5.	Minimum Purchase Targets

A.	The Minimum Purchase Target for the applicable Time Period will be:

Time Period	Minimum Purchase Target
January 1, 2021, through December 31, 2021	[***]
January 1, 2022, through December 31, 2022	[***]
January 1, 2023, through December 31, 2023	[***]
January 1, 2024, through December 31, 2024	[***]

Confidential and Proprietary Information	Page 4 of 29

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

First Amended and Restated Distribution Agreement

B.

With the exception of purchases or orders of the Products made by Distributor to enable Distributor to achieve any Minimum Purchase Target, Distributor intends to use reasonable efforts to distribute its purchase of Products according to end user demand. If Distributor does not purchase Products from Supplier with an aggregate value equal to or in excess of the Minimum Purchase Target for an applicable Time Period as specified above, then Distributor will have the option to purchase Products from Supplier with an aggregate invoice value equal to the shortfall in actual purchases as compared to the Minimum Purchase Target (the “Purchase Shortfall”). For purposes of this Section 5, the aggregate value of purchases to determine whether the Minimum Purchase Target for an applicable Time Period has been achieved will be calculated from the invoice value paid or payable by Distributor, after applying any credits or discounts provided by Supplier, other than an Agreed Credit (as that term is defined in Section 6, below). If Distributor does not submit one or more purchase orders with an aggregate invoice value equal to or greater than the Purchase Shortfall within fifteen (15) days of the end of an applicable Time Period, then for a period of thirty (30) days after such fifteen (15) day period (the “Exercise Window”), Supplier will have the right, but not the obligation (the “Exclusivity Termination Right”), to terminate the Exclusivity and Distributor cooperative marketing commitment provisions specified in Section 7, below, by providing Distributor with written notice (the “Exclusivity Termination Notice”) prior to the expiration of the Exercise Window. In the event Supplier does not exercise its Exclusivity Termination Right during the Exercise Window, this Agreement, including, but not limited to, the Exclusivity and Distributor cooperative marketing commitment provisions specified in Section 7, below, will continue in full force and effect unchanged for the following calendar year, at which point the Exclusivity Termination Right may again be exercised should that calendar year’s Minimum Purchase Target not be met or satisfied as noted above. In the event that the Exclusivity Termination Right is exercised by Supplier during the Exercise Window, then the Exclusivity and Distributor cooperative marketing commitment provisions specified in Section 7, below, will terminate ninety (90) days after the date upon which Distributor receives the Exclusivity Termination Notice; provided, however, that after the termination of the Exclusivity and Distributor cooperative marketing commitment provisions specified in Section 7, below, Distributor will be permitted to sell the Products on a non-exclusive basis in accordance with the remaining terms of this Agreement. Notwithstanding the foregoing, if Supplier does exercise its Exclusivity Termination Right, then Supplier reserves the right to remove or renegotiate at its discretion with Distributor those contractual provisions contained herein as Sections 6 (Discounting) and 7(f) (Wellevate commissions).

C.

Within ten (10) business days after the end of each calendar month during the Term, the Parties will discuss in a scheduled conference call Distributor’s progress toward the achievement of the respective Minimum Purchase Target.

Confidential and Proprietary Information	Page 5 of 29

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

First Amended and Restated Distribution Agreement

D.

In the event of material (i) Product discontinuations, (ii) customer restrictions, or (iii) direct customer migrations from Distributor by Supplier, the Minimum Purchase Target for the then current and subsequent Time Periods will be reduced accordingly to account for such discontinuations, restrictions, and migrations. For the purposes of this section, “material” will mean if the sum of Distributor’s sales at its cost of products subject to item (i) above and customers subject to items (ii) and (iii) above in aggregate exceeds one hundred thousand dollars ($100,000) during the subject or immediately preceding Time Period.

6.	Discounting

A.

Distributor and Supplier will abide by Supplier’s minimum advertised price established pursuant to the policy attached hereto and made a part hereof as Attachment C (the “MAP” policy) for Products sold at retail pricing, including any sales through telephone orders, their respectively owned e-commerce websites or, in the case of Supplier, its marketplace storefronts (e.g., Amazon). Supplier will ensure that any Products sold by Supplier to e-commerce website resellers, including through branded e-commerce sites and through marketplace storefronts (e.g., Amazon), will also abide by such MAP policy. The foregoing restrictions will not apply to the Parties’ health-care practitioner customers who sell Products at a discount through in-office dispensaries or through a Wellevate® patient dispensary platform, or to sales through health-care practitioner Wellevate accounts for which the seller of record is Distributor. Distributor will distribute and make available the MAP policy to its customers and reasonably assist Supplier in its enforcement of the MAP policy.

B.

Supplier will notify Distributor in advance of any pricing or Product promotions or discounts including, but not limited to, volume discounts (collectively, the “Discounts”) to be offered by Supplier to the Supplier’s health-care practitioner customers, and Supplier will make any such Discounts available to Distributor, to offer to its customers, at Supplier’s expense as follows:

i.

Supplier will provide Distributor advance written notice of a Discount at least (a) ten (10) business days prior to the effective date of such Discount, or (b) if ten (10) business days is insufficient for Distributor to reasonably evaluate and implement such Discount, then such number of days prior to the effective date of such Discount that does provide Distributor a reasonable opportunity to evaluate and implement such Discount. Such advance written notice will include a description of the Discount, a list of the Products to which the Discount applies, and any supporting marketing collateral.

ii.

On a monthly basis, within fourteen (14) days of the previous month’s end, Distributor will provide Supplier with a written detail of the units of Product to which the Discount applied during such month and the proposed credit (the “Credit Estimate”) owed by Supplier to Distributor.

Confidential and Proprietary Information	Page 6 of 29

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

First Amended and Restated Distribution Agreement

iii.

Promptly following Supplier’s receipt of the Credit Estimate, Supplier will calculate and confirm the aggregate value of the actual credit to Distributor and, to the extent Supplier’s actual credit is less than the Credit Estimate, the Parties will work in good faith to resolve a disputed amount within fourteen (14) days of Distributor providing the Credit Estimate to Supplier. The final credit amount agreed to by the Parties will be referred to as the “Agreed Credit.”

iv.

Supplier will issue Distributor an account credit with a value equivalent to the Agreed Credit. Distributor will be entitled to apply the Agreed Credit against future invoices for Products purchased as determined by Distributor. In determining whether a Minimum Purchase Target is achieved, any purchases of the Products paid with all or a portion of the Agreed Credit will be treated as actual purchases by Distributor.

v.

Except as provided below, an Agreed Credit may not be redeemed by Distributor for cash; provided, however, the value of an Agreed Credit arising from Discounts taking effect during the final ninety (90) days of the Term and any Agreed Credit that remains unused at the expiration of this Agreement will be paid by Supplier to Distributor in cash within thirty (30) days following the expiration or early termination of this Agreement.

C.

With the exception of those Supplier customer accounts being offered discount pricing as of the Agreement Date (the “Grandfathered Accounts”), which discount pricing will not be in any way enhanced from current levels following the Agreement Date, or the Discounts, no further off-wholesale list discount pricing (including free Product offers or any special off-wholesale list discount pricing), including, but not limited to, any spot discounts by sales and customer service personnel, will be provided to practitioner customers by Supplier.

D.

Attached hereto and made a part hereof as Attachment D is a list of all Grandfathered Accounts, together with complete details of Discounts offered to them by Supplier. Supplier represents and warrants to Distributor that the Grandfathered Accounts generated less than [***] of aggregate sales volume at wholesale list price to Supplier in the twelve (12) months ended August 31, 2017.

E.

The above provision will not apply to discounts provided to internet resellers that, when applied, result in final pricing to such internet resellers in excess of the then-current Wholesale List Price.

7.	Exclusivity

A.

Except as specified below, Supplier hereby appoints Distributor and/or its subsidiaries as its exclusive distributor, and patient dispensary for the Products in the Territory, and, other than sales through Wellevate health-care practitioner accounts, Distributor will not directly market or sell the Products for retail sale to consumers. Notwithstanding the foregoing, except for sales by Distributor through its Wellevate® patient dispensary platform or as

Confidential and Proprietary Information	Page 7 of 29

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

First Amended and Restated Distribution Agreement

otherwise agreed to by Supplier during the term of this Agreement, Distributor will not sell Products to any party known by Distributor’s Chief Executive Officer or Chief Financial Officer to be a mass market e-commerce reseller or through any e-commerce marketplace (e.g., Amazon); provided, however, that such restriction will not apply to Distributor’s sales to any Practitioner (as defined below) that makes the Products available through such Practitioner’s own website to its patients. The Parties will take reasonable measures to cooperate to identify mass market e-commerce resellers.

B.

Except for the transactions with Distributor and/or its subsidiaries contemplated by this Agreement, Supplier will not enter into a distribution agreement with, sell Products directly or indirectly to, or otherwise make Products available to, any distributor or patient dispensary platform that conducts business with medical doctors, doctors of osteopathic medicine, naturopaths, acupuncturists, chiropractors, nurse practitioners, veterinarians, health coaches, nutritionists, pharmacists, or any other health-care or health and wellness professional (collectively, including their respective patients and clients, the “Practitioner(s)”) in the Territory, including, but not limited to, Natural Partners or NP Script, Fullscript, Nutralogics, WholeScripts, McKesson, and Pure RxO (collectively, the “Restricted Parties”).

C.	Supplier will use its best efforts to market and promote the Distributor to the Practitioner community as Supplier’s exclusive partner as herein defined.

D.

Notwithstanding anything to the contrary in this Section 7, Supplier will be entitled to sell Products directly, including transactions through Supplier’s Patient Express Program and Supplier’s affiliated WellnessFx platform, to Practitioners, end consumers, mass market e-commerce site operators, and Amazon resellers, provided that in each such case sales do not involve the use of a distributor intermediary or in any way involve a Restricted Party.

E.	Distributor shall provide or engage in cooperative marketing (at no cost to Supplier) valued (based on Distributor’s pricing for such services) at no less than [***].

F.

Supplier shall compensate its sales representatives on Product sales through the Wellevate platform at the same rates as for Product sales through Supplier’s direct business. Distributor shall reimburse Supplier for [***] of such compensation costs for sales through the Wellevate platform.

8.	Miscellaneous Provisions

A.

Distributor will provide to Supplier, on a monthly basis not later than the 30th day of the following month, Sales Details (as defined below) with respect to buyers of the Products for each month during the term of this Agreement. Supplier will provide to Distributor, on a monthly basis not later than the 30th day of the following month, Sales Details with respect to buyers that purchased Products from both Distributor and Supplier for each month during the term of this Agreement. The Parties further agree to cooperate to mutually determine any additional reporting required to support the partnership contemplated herein.

Confidential and Proprietary Information	Page 8 of 29

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

First Amended and Restated Distribution Agreement

The Parties acknowledge and agree that all information received pursuant to this Section 8.A., will be deemed to be Confidential Information for purposes of this Agreement and will not be used for any purpose other than the performance of a party’s obligations hereunder. For purposes of this Agreement, “Sales Details” means customer names, addresses, and the SKU, quantity, and dollar value of the Products ordered from the party required to provide the Sales Details. The Parties agree that neither party will use customer information from Sales Details to capture or divert either direct or indirect sales from one another beyond those which such customer(s) choose to make directly or indirectly.

B.

Distributor agrees to and will protect, defend, indemnify, and hold harmless Supplier from any and all claims, actions, costs, expenses, and damages, including reasonable attorney’s fees and expenses arising out of: (i) any breach by Distributor of its obligations under this Agreement; and (ii) any breach of the representations and warranties set forth in this Agreement. Supplier agrees to and will protect, defend, indemnify, and hold harmless Distributor (and with respect to Subparagraph (iii) below Distributor customers) from any and all claims, actions, costs, expenses, and damages, including reasonable attorney’s fees and expenses arising out of: (i) any gross negligence or willful misconduct of Supplier; (ii) any breach by Supplier of its obligations under this Agreement; (iii) any actual or alleged patent, trademark, or copyright infringement in the design, composition, use, sale, advertising, or packaging of the Products; (iv) any breach of the representations or warranties set forth in this Agreement; (v) the sale or use of the Products where such liability results from the act or omission of Supplier (whether for breach of warranty, strict liability in tort, negligence, or otherwise); and (vi) any claims, demands, or judgments by any person, state or federal agency, department, court administrative law judge, arbitrator, mediator, or other person against Distributor concerning or involving alleged or actual violations of state or federal law, to the extent such claims, demands, or judgments concern Distributor’s republication of Supplier’s advertising or labeling content or distribution of Supplier’s Products or materials, including, but not limited to, the laws and regulations of the State of California, the federal Food Drug and Cosmetic Act, and the federal Trade Commission Act. Distributor warrants that it will not make any claims or representations about Supplier’s Product that are not found on the Product label or Supplier’s authorized marketing materials. This Section 8.B., will survive the termination or expiration of this Agreement.

C.

Any marketing materials prepared by Distributor regarding Products are subject to the prior approval of Supplier before launching to market. The parties shall conduct their respective business in a reasonable and ethical manner at all times, whether engaged in sale of the Products or other products, and will not engage in any deceptive, misleading or unethical practices or advertising at any time.

D.

This Agreement and the Attachments hereto will not be modified except by written agreement of the Parties. This Agreement will terminate on the expiration of the Term. On or before the date that is sixty (60) days prior to the end of the Term, the Parties will enter discussions for the purposes of determining their business relationship following the expiration of the Term.

Confidential and Proprietary Information	Page 9 of 29

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

First Amended and Restated Distribution Agreement

E.

“Confidential Information” of any party (each, a “disclosing party”) means: (0 information of, concerning, or related to the disclosing party and its affiliates in any form or media (whether communicated orally, in writing, by drawing, electronically, or by any other means), including without limitation, information regarding the disclosing party’s business operations and methods, strategy, marketing and sales practices, business plans, financial condition, research and development activities, current or proposed products, services and technology, designs, methods, processes, practices, trade secrets, patents, patent rights, inventions, copyrights, trademarks, software (including without limitation, source code, object code and firmware), applications, costs, pricing, customers lists, supplier lists, and information and data of or concerning customers and/or suppliers of the disclosing party; (ii) information regarding or contained in this Agreement (including any pricing, discount, rebate, and all other terms contained herein), and all information exchanged with or provided by the disclosing party to the other party (the “receiving party”) in connection with the negotiation or performance of this Agreement; and (iii) the substance of any negotiations or any proposals, including term sheets, exchanged between the parties regarding a business relationship between Distributor and Supplier. Notwithstanding the foregoing, Confidential Information will not include any information that: (a) becomes publicly available by any means other than a breach of the covenants contained in this Section 8.E.; (b) the receiving party has received or receives from any third party not under any obligation to maintain the confidentiality of such information; or (c) has been or is independently developed by the receiving party without the use of any Confidential Information. Each party acknowledges and agrees that Confidential Information is and will remain the property of the disclosing party and that Confidential Information will (1) be kept confidential by the receiving party; (2) not be disclosed by the receiving party to any party other than those officers, directors, employees, financing sources, and professional advisors who need to know such Confidential Information and have agreed to maintain the confidentiality of such Confidential Information; and (3) be used by the receiving party solely for the purpose of effectuating the transactions between Distributor and Supplier contemplated by this Agreement. The Parties agree that if the receiving party is served with any subpoena or other compulsory judicial or administrative order requiring the production of the disclosing party’s Confidential Information, then the receiving party will promptly notify the disclosing party so that the disclosing party may take such action as the disclosing party deems necessary to protect the confidentiality of such Confidential Information. This Section 8.E., will survive the termination or expiration of this Agreement for a period of two (2) years following the expiration of the Term. The Parties acknowledge that a breach of any of the obligations set forth in this Section 8.E., may cause immediate and irreparable harm to the non-breaching party for which money damages alone may not be an adequate remedy. The Parties agree that the non-breaching party will be entitled to seek injunctive or other equitable relief upon any breach or threatened breach by such breaching party of its obligations under this Section 8.E. Such equitable relief will be in addition to and not in lieu of any other remedies that the non-breaching party may have in law or equity for such breach or threatened breach. Each party further agrees to notify the other party promptly in the event of any actual, threatened, or suspected breach of Section 8.E., by such party and to take reasonable steps to prevent and/or mitigate such actual,

Confidential and Proprietary Information	Page 10 of 29

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

First Amended and Restated Distribution Agreement

threatened, or suspected breach. The Parties acknowledge and agree that the rights and ownership of Supplier’s formulas, brand names, and trademarks will remain exclusively the Supplier’s, and cannot be transferred or used in any other manner unless otherwise specifically approved by Supplier. The grants and authorizations set forth in this Agreement do not transfer to Distributor any ownership of Supplier’s copyrights, trademarks, service marks, or trade secrets. Distributor acknowledges the Supplier’s intellectual property rights in the Supplier’s formulas, brand names, and trademarks. Supplier will take responsibility for maintaining and safeguarding its intellectual property rights; however, Distributor will inform Supplier of any trademark, service mark, copyright, or trade secret violation or infringement that comes to Distributor’s knowledge.

F.

Supplier grants Distributor a non-exclusive, royalty-free license to use Supplier’s trademarks to advertise and sell the Distributor’s products. The license granted pursuant to this Section 8.F. will be effective during the term of this Agreement and will survive the expiration or termination of this Agreement until all of the Product inventory owned by Distributor has been sold. Nothing in this Agreement will be construed as granting Distributor any right, title, or interest in or to any intellectual property of Supplier other than the license set forth in this Section 8.F.

G.	Each party represents and warrants to the other party as follows:

i.	Such party has the requisite power to enter into, execute, and deliver this Agreement and to perform its obligations hereunder.

ii.	The execution and delivery by such party of this Agreement and the performance by such party of its obligations hereunder have been duly authorized by all necessary action on the part of such party.

iii.

The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby by such party, do not and will not require any consent or other action by any person, or conflict with, or result in any violation or breach of, or default under, any agreement or other obligation to which such party is a party or by which its assets are bound.

The representations and warranties set forth in this Section 8.G., will survive the termination or expiration of this Agreement.

H.

This Agreement may be terminated by either party as follows: (i) immediately upon written notice by one party to the other party in the event of: (a) the insolvency of the non-terminating party; (b) the appointment of a receiver by or for the non-terminating party for all or substantially all of its assets; (c) the admission by the non-terminating party in writing of its inability to pay its debts as they become due; (d) the execution by the non-terminating party of an assignment for the benefit of its creditors, other than security interests executed in connection with borrowings or financings; or (e) the filing by or against the non-terminating party of a petition in bankruptcy or similar judicial or quasi- judicial

Confidential and Proprietary Information	Page 11 of 29

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

First Amended and Restated Distribution Agreement

proceeding that is not dismissed within 60 days; and (ii) in the event of a material breach of this Agreement by the non-terminating party, including, but not limited to, any material breach of Section 3.A. (promotion of Key Products), Section 6 (minimum advertised price and discounts), Section 7 (sales to mass market e-commerce Resellers), or Section 8.A. (use of Sales Details), which breach is not cured within five (5) days, in the case of a payment breach, or sixty (60) days, in the case of all other breaches, following written notice of such breach to the non-terminating party.

I.

This Agreement will be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the conflict of laws provisions thereof. Actions or proceedings arising out of or relating to this Agreement will be brought in, and the Parties irrevocably and unconditionally agree to submit with respect thereto to the exclusive jurisdiction of, any court of the State of Delaware or the federal courts of the United States sitting in the District of Delaware and any appellate court therefrom. The Parties irrevocably and unconditionally waive, to the fullest extent permitted by law, any objection that a party may now or hereafter have to the laying of venue in any such court of any suit or proceeding arising out of or relating to this Agreement. The Parties irrevocably and unconditionally waive, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

J.

This Agreement and the Attachments, including, but not limited to, the Continuing Guaranty attached as Attachment B, the Hemp Products Addendum attached as Attachment E, and the Authorized Distributor Policy attached as Attachment F, constitute the complete agreement of the Parties regarding the subject matter hereof and supersede and control over prior representations or agreements relative to such subject matter, including that certain Mutual Confidentiality and Non-Disclosure Agreement dated December 13, 2013, by and between the Parties and that certain Distribution Agreement by and between the Parties dated February 20, 2014, each of which the Parties acknowledge are no longer in force. In the event of an inconsistency between the terms in the body of this Agreements, the Attachments hereto, or any other documents incorporated herein by reference, the terms in body of this Agreement shall control.

K.

If any provision contained or referred to in this Agreement is determined to be legally invalid or unenforceable, such provision will be ineffective to the extent of such invalidity or unenforceability without affecting the remaining provisions of this Agreement, which will continue to be valid and enforceable to the fullest extent permitted by law.

L.

Neither party will assign or otherwise transfer its rights and obligations under this Agreement except with the prior written consent of the other party, which consent will not be unreasonably withheld, conditioned, or delayed.

M.

In the event of a breach of this Agreement or the Attachments hereto by either party, the non-breaching party will be entitled to pursue any and all statutory and common law remedies existing at law and equity, whether arising out of contract, tort or otherwise (including, notwithstanding Section 8.E. above, that where either party does not have an

Confidential and Proprietary Information	Page 12 of 29

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

First Amended and Restated Distribution Agreement

adequate remedy in money or other damages at law it may be entitled to seek injunctive relief as appropriate), against the breaching party and will be entitled to recover as damages all actual, direct, indirect, consequential, special, compensatory, exemplary and punitive damages, including, but not limited to, lost profits, lost business opportunity, damage to reputation, damage to customer relations and diminution in equity value to the non-breaching party’s business.

N.

In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the prevailing party will be entitled to recover from the non-prevailing party all of the costs and expenses incurred by the prevailing party in connection with such action or proceeding, including, but not limited to, court costs, filing fees, reasonable attorneys’ fees, expert witness fees, and costs associated with expert appraisals and accountings, in addition to any other available remedy at law or in equity.

O.

Neither party will make any public announcement regarding this Agreement or the transactions contemplated hereby without the prior written consent of the other party. Neither party will disparage, malign, publicly criticize, or negatively comment upon, in any fashion whatsoever, the other party, its board of directors, it executives or employees, or the conduct of the other party’s business to any third party. This Section 8.0., will survive the termination or expiration of this Agreement.

9.	Authorized Distributor Policy

A.

To the extent the Authorized Distributor Policy (the “Policy”) attached hereto as Attachment F, contains terms and obligations that conflict with the terms and obligations of this Agreement, the parties understand and agree that the terms of this Agreement control in the event of a conflict.

B.

Distributor’s reseller customers for the Products as set forth in this Agreement will receive Supplier’s Authorized Resale Policy, as may be modified by Supplier from time to time (“Authorized Resellers”). Supplier reserves the right to revoke the status of any Authorized Resellers at any time and direct Distributor to cease sales of Products to such customers, provided that Supplier does not sell Products to such customers either directly or indirectly.

C.	For the avoidance of doubt, and without limitation of Section 9A, the following provisions are directly superseded by the terms of the Agreement as noted below:

i.	Preamble: Any and all references to termination or revocation of Distributor’s status as “Authorized Distributor” is superseded by Section 8.H. of this Agreement.

ii.	Section 3: This section is superseded by Paragraph A of the Continuing Guaranty.

Confidential and Proprietary Information	Page 13 of 29

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

First Amended and Restated Distribution Agreement

iii.	Section 5: This Section is superseded by Sections 8.F. and 8.H. of this Agreement.

Supplier:	Thorne Research, Inc.	Accepted by:	Emerson Ecologics, LLC

Thorne Signature:	/s/ Thomas P. McKenna	Emerson Signature:	/s/ Kevin P. Purcell
Printed Name:	Thomas P. McKenna	Printed Name:	Kevin P. Purcell
Title:	Chief Operating Officer	Title:	CFO

Date:	9/30/20	Date:	9/30/2020

Confidential and Proprietary Information	Page 14 of 29

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

First Amended and Restated Distribution Agreement

ATTACHMENT A

SHELF LIFE EXCEPTIONS

Intentionally Omitted

Confidential and Proprietary Information	Page 15 of 29

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

First Amended and Restated Distribution Agreement

ATTACHMENT B

CONTINUING GUARANTY

A.

Supplier guarantees that all Products (including their packaging, labeling and shipping) comprising each shipment or other delivery made by Supplier (hereinafter referred to as “Products”) to or on the order of Distributor Ecologies, LLC or to any of its branches, divisions, subsidiaries, affiliates, or any of their customers (hereinafter collectively referred to as “Distributor”) are, as of the date of such shipment or delivery, in compliance with applicable federal, state and local laws, and any regulations, rules, declarations, interpretations and orders issued thereunder, and conform to representations and warranties made by Supplier in its advertising, Product labeling and literature. Upon the request of Distributor, Supplier will promptly modify any non-compliant Product labeling.

B.

Supplier will notify Distributor of any Product recall arising from any cause or issue, including, but not limited to, Product quality, Product packaging, or FDA or FTC compliance issues, within 24 hours of such Product recall. The reason for the recall and the expected remedy will be part of the communication. Supplier will reimburse Distributor for the full acquisition cost of the recalled Products and all reasonable out-of-pocket costs and expenses incurred in connection with any Product corrective action or recall relating to the Products which is requested by Supplier or required by any governmental entity or regulatory authority.

C.

Supplier agrees to procure and maintain, on an occurrence form basis, product liability insurance, with respect to the Products and contractual liability coverage relating to this Guaranty, with insurer(s) having Best’s ratings(s) of “A” or better, naming Distributor as an additional insured (Broad Form Vendors Endorsement), with minimum limits in each case of $5,000,000. Supplier will promptly furnish to Distributor a certificate of insurance and renewal certificates of insurance evidencing the foregoing coverages and limits. The insurance will not be cancelled or reduced.

D.

Supplier warrants and agrees that it has provided Distributor with written notice of all Products containing California Safe Drinking Water & Toxic Enforcement Act of 1986 (“Proposition 65”) listed substances above safe harbor limits and specific safe harbor clear and reasonable warning language, that all Proposition 65-affected Products are labeled with safe harbor clear and reasonable warnings or otherwise identified as not for sale to California consumers, and that Supplier will provide Distributor written notice prior to the sale of new Products or changes to Products requiring Proposition 65 warnings. Supplier warrants that it is responsible for compliance with applicable Proposition 65 regulations, and, for the avoidance of doubt, Distributor expressly rejects any responsibility for the transmission of warnings pursuant to California Code of Regulations title 27, §25600.2(b)

F.

The representations and obligations set forth herein will be continuing and will be binding upon the Supplier and his or its heirs, executors, administrators, parent companies, successors and/or assigns, whichever the case may be, and will inure to the benefit of Distributor, its affiliates and their officers, directors, agents and employees and their respective heirs, executors, administrators, and assigns.

Confidential and Proprietary Information	Page 16 of 29

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

First Amended and Restated Distribution Agreement

G.

The agreements and obligations of Supplier set forth in this Guaranty are in consideration of purchases made by Distributor from Supplier and said obligations are in addition to (and supersede to the extent of any conflict) any obligations of Supplier to Distributor or Distributor to Supplier. This Guaranty will be effective upon the first sale to Distributor of any Product by Supplier, and the obligations of Supplier under this Guaranty will survive and be enforceable in accordance with its terms.

H.

Distributor reserves the right to terminate any order in whole or in part upon any default on the part of Supplier not corrected within 10 days after written notice thereof given to Supplier or at Distributor’s discretion upon written notice to Supplier.

I.

Supplier agrees to provide Distributor with as much written notice as is commercially reasonable of changes in: (i) Product specifications, (ii) Product formulation, (iii) compliance information, (iv) manufacturing location, (v) Product packaging, (vi) Product components or materials, and (vii) the discontinuance of the manufacture or sale of a Product.

J.

In the event of a Serious Adverse Event, as it is defined by 21 USC 379aa-1(a)(2), experienced by a customer of Distributor or a patient of any such customer arising from the use of a Product supplied or manufactured by Supplier, Distributor will promptly provide Supplier with a Serious Adverse Event report. Supplier will promptly notify the FDA of such serious adverse event via a MedWatch 3500A form. Distributor will be entitled to quarantine and return current stock of the Product at issue, and will not resume distribution until Supplier addresses and resolves such Serious Adverse Event to the reasonable satisfaction of Distributor. Supplier will reimburse Distributor for the cost of such Products and for associated shipping charges.

Supplier:	Thorne Research Inc.

Supplier Signature:	/s/ Thomas McKenna

Printed Name:	Thomas McKenna

Title:	Chief Operating Officer

Date:	9/30/20

Confidential and Proprietary Information	Page 17 of 29

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

First Amended and Restated Distribution Agreement

ATTACHMENT C

MAP POLICY

Pursuant to Section 6.A of the Agreement, Distributor will distribute and make available the MAP policy below to its health-care practitioner and other authorized reseller customers (for purposes of the MAP policy, “authorized resellers”) and reasonably assist Supplier in its enforcement of the MAP policy against noncompliant authorized sellers.

THORNE RESEARCH, INC.

UNITED STATES MINIMUM ADVERTISED PRICE POLICY

Thorne Research, Inc. (“Thorne”) has determined that certain advertising practices undermine Thorne’s trade reputation, brand, and image within the target consumer population and discourage Thorne resellers from investing in Thorne’s product lines and providing the best possible service and support to consumers, including nutritional consultation and other consumer services. Accordingly, to protect the integrity of the Thorne brand, Thorne has adopted this unilateral Minimum Advertised Price Policy (the “Policy”), which applies to all authorized resellers of Thorne products in the United States of America.

Thorne is solely responsible for establishing the minimum advertised price (“MAP”) for each Thorne product and communicating the MAP to all authorized resellers of Thorne products. MAP is the price that is designated for each product in Thorne’s current Retail Price List. While resellers remain free to advertise and sell Thorne products at any price they deem appropriate, it is a violation of this Policy for a reseller to advertise any Thorne product at a price lower than the MAP. Such advertisements include, but are not limited to:

i.

Offering coupons, discounts, rebates, or other inducements at a price lower than the MAP, including through a use of a storewide sale, promotional code, or other similar provision that can be applied to Thorne products.

ii.	Bundling Thorne Products with other products or services in a manner that results in below-MAP pricing for the bundled Thorne product.

Direct or indirect attempts to circumvent this Policy also violate this Policy; however, it is not a violation to advertise that a customer may “call for price” or “email for price” as long as no price is listed and no automated call or “bounce-back” email is used in response. Nor is it a violation for health-care practitioners to advertise products at a discount through office dispensaries directly to patients or through health-care practitioner Wellevate® dispensary accounts.

For purposes of this Policy, the terms “advertise” and “advertisement” include all promotional or pricing information displayed via any type of media including, but not limited to, website pages and banners, social media, emails, blogs, newspapers, catalogs, magazines, flyers, brochures, television, radio ads, billboards, signage, and any other marketing or promotional materials, whether provided online or through broadcast or other media. Thorne health-care practitioner customers should be aware that this Policy does not apply to the advertising of Thorne Products when the advertising takes place inside the health-care practitioner’s office to the health-care practitioner’s patient base.

Confidential and Proprietary Information	Page 18 of 29

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

First Amended and Restated Distribution Agreement

Notwithstanding the foregoing, pricing information displayed at the final online checkout stage of a transaction is not considered “advertising” under this Policy. The “final online checkout stage” is the stage when the Covered Product is put into a shopping cart that contains the customer’s name, shipping address, email address, and payment information. Pricing information in the “shopping cart” or “checkout” stages must be obscured technically so it is not retrievable by shopping and pricing engines and not displayed on search page results within the reseller’s own website. From time to time, Thorne may announce MAP holidays or promotions that are applicable to all resellers, during which periods a reseller that advertises a Thorne product in accordance with the terms of the authorized promotion will not be deemed to have violated the Policy. Thorne will notify all resellers of any such authorized promotions, generally not fewer than thirty (30) days in advance.

Further, the advertisement of free or reduced-price shipping is not a violation of this Policy as long as such offer applies to all or almost all other products offered by a reseller in the same product category.

This Policy does not constitute an agreement between Thorne and any other entity. Thorne neither solicits nor will it accept any assurance of compliance with this Policy from any reseller or other party. Each reseller must independently choose whether to comply with the terms of this Policy. This Policy is not negotiable and will not be altered for any individual reseller. This Policy applies only to advertised prices and does not affect the prices that a reseller may charge for Thorne products. Resellers are free to sell Thorne products at any price they choose.

NON-COMPLIANCE

Thorne will take the following actions against any reseller that fails to comply with this Policy with respect to the advertisement of any Thorne product:

i.

For a reseller’s first violation of the Policy, Thorne will notify the reseller in writing of such failure and will immediately place the reseller’s account on shipping hold for thirty (30) days. Thorne will revoke its acceptance of any pending orders, cancel any pending shipments to the reseller, and not accept any new orders from reseller during this 30-day period. If a reseller’s first violation of the Policy continues for seven (7) days after receiving notice, then it will be considered a second violation of the Policy.

ii.

For a reseller’s second violation of the Policy, Thorne will revoke the reseller’s “authorized” status and inform Thorne’s distributors of the same. If the reseller purchases directly from Thorne, then Thorne will terminate its business relationship with the reseller and revoke its acceptance of any pending orders and cancel any pending shipments to the reseller.

Confidential and Proprietary Information	Page 19 of 29

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

First Amended and Restated Distribution Agreement

Although Thorne is not directing any reseller to require that its customers comply with this Policy, a violation of this Policy by any such third party will constitute a violation by the reseller.

This Policy will be enforced by Thorne in its sole discretion and without notice. Resellers have no right to enforce the Policy.

POLICY ADMINISTRATION

Thorne may update, revise, suspend, terminate, reinstitute, or modify this Policy at any in its sole discretion. Thorne will make any such modifications available to authorized resellers. If Thorne changes the MAP on any product, it will provide at least thirty (30) days’ notice to resellers before such change takes effect.

No Thorne employee or agent is authorized to modify, interpret, or grant exceptions to this Policy; solicit or obtain the agreement of any person to this Policy; or otherwise discuss any aspect of this Policy with any reseller, including that reseller’s or any other reseller’s compliance with the terms of the Policy. Any questions about this Policy should be submitted in writing and directed to Thorne’s MAP Liaison at web-compliance@thorne.com. Thorne will accept no other form of communication from resellers regarding the Policy.

This Policy is effective as of August 15, 2020 and supersedes all prior Thorne policies and/or representations regarding minimum advertised prices or resale prices for Thorne products applicable to any reseller. To the extent that any provision, term, or agreement governing the relationship between Thorne and any reseller may be construed in a manner that is inconsistent with the terms of this Policy, the terms of this Policy control.

Confidential and Proprietary Information	Page 20 of 29

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

First Amended and Restated Distribution Agreement

ATTACHMENT D

GRANDFATHERED ACCOUNTS

Health Professional Accounts with Discounts 10 Percent or Greater

Row Labels	Country	Column Labels Discount%
[***]	[***]	[***]

Confidential and Proprietary Information	Page 21 of 29

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

First Amended and Restated Distribution Agreement

ATTACHMENT E

HEMP PRODUCTS ADDENDUM

The Hemp Products Addendum, dated May 21, 2019, is attached hereto and made a part of this Agreement by reference.

Confidential and Proprietary Information	Page 22 of 29

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

First Amended and Restated Distribution Agreement

ATTACHMENT F

AUTHORIZED DISTRIBUTOR POLICY

THORNE RESEARCH, INC. AUTHORIZED DISTRIBUTOR POLICY

Effective Date: August 15, 2020

This Thorne Research, Inc. Authorized Distributor Policy (“Distributor Policy”) is issued by Thorne Research, Inc. (“Thorne”) and applies to Authorized Distributors of Thorne products (the “Product(s)”). This Distributor Policy supplements any then-current wholesaler or distribution agreement between you (“Distributor”) and Thorne. By purchasing Products from Thorne for distribution to Authorized Resellers (as hereinafter defined), Distributor agrees to adhere to the following terms and conditions. Until such status is otherwise revoked by Thorne in Thorne’s sole and absolute discretion, Distributor shall be considered an “Authorized Distributor” hereunder.

In addition to all other available remedies, if Distributor violates this Distributor Policy, Thorne reserves the right to terminate Distributor’s status as an Authorized Distributor through written or electronic notice to Distributor of such termination.

1. Manner of Sale. Distributor shall sell the Products only as set forth herein. Otherwise, the Products may not be eligible for certain services and benefits, including, wherever permitted by law, coverage under Thorne’s Product warranties, as stated in Section 3 below.

(a) Authorized Customers. Distributor is authorized to sell Products for purposes of resale only to Authorized Resellers. Distributor shall not sell the Products to End Users without the prior written consent of Thorne. An “Authorized Reseller” is a Health Care Professional (as defined below) or a business entity that: (i) purchases Products from Thorne or an Authorized Distributor and resells the Products as part of a healthcare practice or health-related commercial enterprise; (ii) has credentials which have been verified by Thome or Distributor; (iii) has received and agrees to adhere to the Thome Authorized Resale Policy; and (iv) has not had its Authorized Reseller status revoked by Thorne. A “Health Care Professional” is an individual who holds a degree or other qualification from an accredited school or program and/or a license or certificate in good standing in one of the fields/occupations designated as approved by Thorne, which list may be amended by Thorne from time to time in its sole and absolute discretion. An “End User” is any purchaser of the Product who is the ultimate consumer for whom the Product was designed and who does not intend to resell the Product to any third party. Distributor shall cease or suspend sales to any customer promptly upon request of Thorne. Such customers will be communicated to Distributor via Thorne’s “Do Not Sell” List, which may be published by Thorne and communicated to Distributor from time to time. This Section 1(a) shall not apply where prohibited by law, e.g., the European Union (the “EU”).

Confidential and Proprietary Information	Page 23 of 29

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

First Amended and Restated Distribution Agreement

(b) Distribution of Thorne Policies and Other Information. If any customer or prospective customer of Distributor is not yet an Authorized Reseller, Distributor shall immediately provide the Thome Authorized Resale Policy to such customer/prospective customer. If such customer/prospective customer accepts the terms in the Authorized Resale Policy, Distributor may thereafter sell Products to such customer, which shall thereafter be an Authorized Reseller unless and until Thorne revokes such status. Authorized Resellers are determined by Thorne in its sole discretion. Distributor shall distribute policies, updates to policies, product information (including amendments to warranties), educational materials, and other information to its Authorized Reseller customers, as requested by Thome from time to time.

(c) Geographic Location of Sales. Distributor shall not sell, ship, invoice, or promote the Products outside Distributor’s authorized territory or to anyone Distributor knows or has reason to know intends to ship the Products outside its authorized territory without Thorne’s prior written consent.

(d) No Sales to Third Party Marketplace Websites. Notwithstanding Section 1(a), Distributor shall not sell Products to any entity that operates a third party marketplace website, including, but not limited to, Amazon.com.

(e) Online Sales. Distributor is not permitted to market for sale or sell the Products on or through any Publicly Accessible Website without the prior written consent of Thorne. A “Publicly Accessible Website” is a website, online marketplace, mobile application, or other online forum that advertises Products or offers Products for sale and displays Product pricing information in a location that can be viewed by a prospective customer without creating an account and logging in. All third party marketplace websites, including, without limitation, Amazon, eBay, Target+, Rakuten, Walmart Marketplace, or Sears Marketplace, are Publicly Accessible Websites. Sales on these websites are prohibited without Thorne’s prior written consent. A website operated by Distributor to facilitate orders from Authorized Resellers that requires the Authorized Reseller to obtain an account and log in to view Product listings and pricing information is not considered a Publicly Accessible Website. This Section 1(e) shall not apply where prohibited by law, e.g., the EU.

The terms of this Distributor Policy supersede any prior agreement between Thorne and Distributor regarding the sale of the Products on Publicly Accessible Websites. Any authorization previously granted to Distributor by Thorne to sell the Products on a Publicly Accessible Website is hereby revoked.

(f) Sales Practices and Inventory. Distributor shall use its best efforts to advertise, promote, market and sell the Products to its Authorized Reseller customers and, as applicable, meet or exceed any agreed-upon minimum sales commitments. Distributor shall conduct its business in a reasonable and ethical manner at all times, whether engaged in sale of Thorne Products or other products, and will not engage in any deceptive, misleading or unethical practices or advertising at any time. Distributor shall not make any warranties or representations concerning the Products except as expressly authorized by Thome. Distributor shall comply with any and all applicable laws, rules, regulations, and policies (a) applicable to Distributor’s business or (b) related to the advertising, sale and marketing of the Products. Distributor and Distributor’s agents shall represent the Products in a professional manner and refrain from any conduct that is or could be detrimental to the reputation of Thorne or the Products. Further, Distributor shall carry an inventory of the Products adequate to meet the needs of, and to furnish prompt and efficient delivery of Products to, its customers.

Confidential and Proprietary Information	Page 24 of 29

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

First Amended and Restated Distribution Agreement

2. Product Care, Customer Service, and Other Quality Controls.

(a) Product Packaging and Display. Distributor shall sell Products in their original packaging. Relabeling, repackaging (including the separation of bundled products or the bundling of products), and other alterations to Products or their packaging are not permitted, unless expressly authorized by Thorne. Tampering with, defacing, or otherwise altering any serial number, UPC code, batch or lot code, or other identifying information on Products or their packaging is prohibited. Distributor may not remove, translate, or modify the contents of any label or literature on or accompanying the Products, except where required by applicable local laws and regulations, or as expressly authorized by Thorne. Distributor shall not advertise, market, display, or demonstrate non-Thorne products together with the Products in a manner that would create the impression that the non-Thorne products are made by, endorsed by, or associated with Thorne.

(b) Returned Product. Distributor shall not resell any Product that has been returned opened or repackaged.

(c) Customer Service. Distributor and Distributor’s sales and customer service personnel shall familiarize themselves with the special features of all Products marketed for sale and must obtain sufficient Product knowledge to advise Authorized Resellers on the selection and safe use of the Products, as well as any applicable warranty, guarantee, or return policy. Distributor must make itself available to promptly respond to customer questions and concerns both before and after sale of the Products. Distributor agrees to cooperate fully with Thorne in the investigation and resolution of any quality or customer service issues related to Distributor’s sale of the Products, including disclosing information regarding Product sources, shipment, and handling.

(d) Product Storage and Handling. Distributor shall comply with all instructions provided by Thorne regarding the storage, shipping, disposal, or other aspect of the Products, including instructions provided on Product labels or set forth herein. Distributor shall exercise due care in storing and handling the Products. Distributor shall store the Products in a cool, dry place, away from direct sunlight, extreme heat, and dampness, and in accordance with any additional storage guidelines specified by Thorne from time to time.

(e) Product Inspection. Promptly upon receipt of the Products, Distributor shall inspect the Products for damage, defect, broken seals, or other nonconformance (collectively, “Defects”). If any Defects are identified, Distributor must not offer the Product for sale and must report such Defects to Thorne within thirty (30) days from the date of purchase. Distributor shall inspect its inventory regularly for expired or soon-to-be expired Products and shall remove those Products from its inventory. Distributor shall not sell any Products that are expired or within ninety (90) days of expiration. Distributor shall destroy or dispose of expired or soon-to-be expired Products in accordance with instructions provided by Thorne.

Confidential and Proprietary Information	Page 25 of 29

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

First Amended and Restated Distribution Agreement

(f) Product Tracking. Distributor shall cooperate with Thorne with respect to any Product tracking systems that may be implemented from time to time.

(g) Recall and Consumer Safety. To ensure the safety and well-being of the End Users of the Products, Distributor shall cooperate with Thorne with respect to any Product recall or other consumer safety information dissemination efforts. Distributor shall report to Thorne any customer complaint or adverse events claim regarding the Products of which it becomes aware. Distributor shall assist Thorne in investigating any such complaints or adverse claims.

(h) Prop-65. Distributor agrees to assist Thorne in complying with Thorne’s Prop-65 notice obligations related to sales of the Products being shipped to consumers residing in the State of California.

3. Warranty. EXCEPT AS EXPRESSLY SET FORTH IN THE WARRANTY SECTION OF THE DOCUMENTS ACCOMPANYING THE PRODUCTS OR IN PRODUCT LITERATURE FURNISHED BY THORNE CONTAINING PRODUCT WARRANTIES, AS IN EFFECT FROM TIME TO TIME (THE “STATEMENT OF WARRANTY”), ALL THORNE PRODUCTS ARE SOLD ON AN “AS IS” BASIS AND THORNE MAKES NO REPRESENTATION OR WARRANTY OF ANY NATURE OR KIND REGARDING THE PRODUCTS. THORNE DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND ALL OTHER WARRANTIES ARISING BY OPERATION OF LAW, COURSE OF DEALING, CUSTOM OF TRADE OR OTHERWISE. THORNE’S SOLE OBLIGATION AND LIABILITY WITH RESPECT TO ITS WARRANTY AS SET FORTH IN THE STATEMENT OF WARRANTY SHALL BE, AT ITS OPTION, TO REPLACE THE RELEVANT PRODUCT AT ITS COST.

4. Intellectual Property. Distributor acknowledges and agrees that Thorne owns all proprietary rights in and to the Thorne brand, name, logos, trademarks, service marks, trade dress, copyrights, and other intellectual property related to the Products (the “Thorne IP”). Distributor is granted a limited, non-exclusive, non-transferable, revocable license to use the Thorne IP solely for purposes of marketing and selling the Products as set forth herein. This license will cease upon termination of Distributor’s status as an Authorized Distributor. All goodwill arising from Distributor’s use of the Thorne IP shall inure solely to the benefit of Thorne. Distributor’s use of the Thorne IP shall be in accordance with any guidelines that may be provided by Thorne from time to time, and must be commercially reasonable as to the size, placement, and other manners of use. Thorne reserves the right to review and approve, in its sole discretion, Distributor’s use or intended use of the Thome IP at any time, without limitation. Distributor shall not create, register, or use any domain name or any mobile application that contains any Thorne product name or any trademark owned by Thorne, nor a misspelling or confusingly similar variation of any Thorne product name or any trademark owned by Thorne.

Confidential and Proprietary Information	Page 26 of 29

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

First Amended and Restated Distribution Agreement

5. Termination. Upon termination of a Distributor’s status as an Authorized Distributor, Distributor shall immediately cease (i) selling the Products; (ii) acting in any manner that may reasonably give the impression that Distributor is an Authorized Distributor of Thorne Products or has any affiliation whatsoever with Thorne; and (iii) using all Thorne IP.

6. Availability of Injunctive Relief. Notwithstanding anything to the contrary herein, if there is a breach or threatened breach to Sections 1 (Manner of Sale), 2 (Product Care, Customer Service, and Other Quality Controls), 4 (Intellectual Property), or 5 (Termination) of this Distributor Policy, it is agreed and understood that Thorne will have no adequate remedy in money or other damages at law. Accordingly, Thorne shall be entitled to injunctive relief and other equitable remedies, provided, however, no specification in this Distributor Policy of any particular remedy shall be construed as a waiver or prohibition of any other remedies in the event of a breach or threatened breach of this Distributor Policy. No failure, refusal, neglect, delay, waiver, forbearance, or omission by Thorne to exercise any right(s) herein or to insist upon full compliance by Distributor with Distributor’s obligations herein shall constitute a waiver of any provision herein or otherwise limit Thorne’s right to fully enforce any or all provisions and parts thereof.

7. Audit. Thorne reserves the right to audit and/or monitor Distributor’s activities for compliance with this Distributor Policy, and Distributor agrees to cooperate with any such investigation, including, but not limited to, permitting inspection of Distributor’s facilities and records related to the sale of the Products.

8. Miscellaneous. Thorne reserves the right to update, amend, or modify this Distributor Policy upon written or electronic notice to Distributor. Unless otherwise provided, such amendments will take effect immediately and Distributor’s continued use, advertising, offering for sale, or sale of the Products, use of the Thorne IP, or use of any other information or materials provided by Thorne to Distributor under this Distributor Policy following notice of the amendments will be deemed Distributor’s acceptance of the amendments. If any provision of this Distributor Policy is held contrary to law, the remaining provisions shall remain valid. It is Thorne’s intention to comply with the laws and regulations in all jurisdictions and countries in which it conducts business. Furthermore, if any term or condition within this Distributor Policy is contrary to antitrust or competition laws of a specific jurisdiction or country, such term or condition shall not apply to Distributors within that jurisdiction or country. To the extent allowed by law, this Distributor Policy and any dispute arising under it shall be governed by, construed, and enforced in accordance with the laws of the State of South Carolina, without regard to its choice of law rules. In the event of a dispute over the terms or performance under this Distributor Policy, Distributor expressly submits to personal jurisdiction and venue in the federal or state courts in Charleston County, South Carolina.

Confidential and Proprietary Information	Page 27 of 29

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

AMENDMENT NO. 1 TO FIRST AMENDED AND RESTATED DISTRIBUTION AGREEMENT

This Amendment No. 1 to First Amended and Restated Distribution Agreement (“this Amendment”) is entered into as of June 23, 2021, by and between Emerson Ecologics, LLC, a Delaware limited liability company (“Distributor”), and Thorne Research, Inc., a South Carolina corporation (“Supplier”), and together with Distributor, the “Parties,” and, each, a “Party.”

WHEREAS, the Parties are party to that certain First Amended and Restated Distribution Agreement dated August 31, 2020 (“the Agreement”); and

WHEREAS, the Parties now desire to adjust the tams and conditions of the Agreement relating to the exclusivity payment, FOB shipping, and the minimum purchase targets.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.

Amendments to Section 3 of the Agreement. Paragraph 3.B, of the Agreement is deleted in its entirety. Paragraph 3.G. of the Agreement is replaced in its entirety by the following text: “Distributor’s payment terms will be net [***] days. Distributor will make payment, at its option, via wire transfer, check, electronic payment, or ACH.”

2.

Amendment to Section 4 of the Agreement. Paragraph 4.A. of the Agreement is replaced in its entirety by the following text: “Terms: FOB shipper (or origin), freight, handling, and all other charges, costs, and fees paid by Supplier. No additional charges, costs, and fees to the Distributor apply.”

3.	Amendment to Section 5 of the Agreement. Paragraph 5.A. of the Agreement is replaced in its entirety by the following, text:

A. The Minimum Purchase Targets for the applicable Time Period will be:

Time Period	Minimum Purchase Target
January 1 2021, through December 31, 2021	[***]
January 1, 2022, through December 31, 2022	[***]
January 1, 2023, through December 31, 2023	[***]
January 1, 2024, through December 3I, 2024	[***]

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

4.	No Other Changes. Except as modified by this Agreement, all other terms and conditions of the Agreement are unchanged and will remain in full force and effect.

5.

Counterparts. This Amendment may be executed in counterparts, each of which will be deemed an original, but both of which will constitute one and the same agreement. Delivery of an executed counterpart of this Amendment, either electronically or by facsimile, will be effective as delivery of an original executed counterpart of this Amendment.

IN WITNESS WHEREOF, the Parties have caused their respective representatives to execute and deliver this Amendment as of the date first written above.

FOR THORNE RESEARCH, INC.

/s/ Thomas P. Mckenna
By: Thomas P . Mckenna
Title: Chief Operating Officer

FOR EMERSON ECOLOGICS, LLC

/s/ Kevin Purcell
By: Kevin Purcell
Title: Chief Operating Officer